Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

SUSSER HOLDINGS, L.L.C.

(Exact name of obligor as specified in its charter)

Delaware	54-2076181
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SUSSER FINANCE CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	56-2546545
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.

4585 Ayers Street

Corpus Christi, Texas 78415

TELEPHONE: 361-884-2463

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

APPLIED PETROLEUM TECHNOLIGIES, LTD.

(Exact name of guarantor as specified in it charter)

TEXAS	74-2739958
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

APT MANAGEMENT COMPANY, LLC

(Exact name of guarantor as specified in it charter)

TEXAS	74-2980959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C&G INVESTMENTS, LLC

(Exact name of guarantor as specified in it charter)

DELAWARE	25-1912260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CORPUS CHRISTI REIMCO, LLC

(Exact name of guarantor as specified in it charter)

TEXAS	20-1151408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

GOPETRO TRANSPORT LLC

(Exact name of guarantor as specified in it charter)

TEXAS	26-1583414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

STRIPES ACQUISITION LLC

(Exact name of guarantor as specified in it charter)

TEXAS	26-1281022
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

STRIPES HOLDINGS LLC

(Exact name of guarantor as specified in it charter)

DELAWARE	42-1686837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

STRIPES LLC

(Exact name of guarantor as specified in it charter)

TEXAS	74-2737572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SUSSER FINANCIAL SERVICES LLC

(Exact name of guarantor as specified in it charter)

TEXAS	26-1159894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SUSSER HOLDINGS CORPORATION

(Exact name of guarantor as specified in it charter)

DELAWARE	01-0864257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SUSSER PETROLEUM COMPANY LLC

(Exact name of guarantor as specified in it charter)

TEXAS	74-2908184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

T&C WHOLESALE, INC.

(Exact name of guarantor as specified in it charter)

TEXAS	20-5544966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TCFS HOLDINGS, INC.

(Exact name of guarantor as specified in it charter)

TEXAS	75-2825081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TOWN & COUNTRY FOOD STORES, INC.

(Exact name of guarantor as specified in it charter)

TEXAS	75-1216750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4525 Ayers Street

Corpus Christi, Texas 78415

TELEPHONE: 361-884-2463

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

8.50% Senior Notes due 2016

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 16th day of June, 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann Vice President

EXHIBIT 6

June 16, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2010, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,410
Interest-bearing balances		44,873
Securities:
Held-to-maturity securities		0
Available-for-sale securities		140,265
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,091
Securities purchased under agreements to resell		3,199
Loans and lease financing receivables:
Loans and leases held for sale		25,990
Loans and leases, net of unearned income	706,137
LESS: Allowance for loan and lease losses	21,371
Loans and leases, net of unearned income and allowance		684,766
Trading Assets		29,567
Premises and fixed assets (including capitalized leases)		8,244
Other real estate owned		3,758
Investments in unconsolidated subsidiaries and associated companies		536
Direct and indirect investments in real estate ventures		121
Intangible assets
Goodwill		21,238
Other intangible assets		28,750
Other assets		57,082

Total assets		$1,065,890

LIABILITIES
Deposits:
In domestic offices		$718,242
Noninterest-bearing	150,608
Interest-bearing	567,634
In foreign offices, Edge and Agreement subsidiaries, and IBFs		85,329
Noninterest-bearing	1,397
Interest-bearing	83,932
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,562
Securities sold under agreements to repurchase		14,003

Dollar Amounts In Millions
Trading liabilities	10,396
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	55,783
Subordinated notes and debentures	21,583
Other liabilities	28,269

Total liabilities	$939,167

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	98,967
Retained earnings	21,137
Accumulated other comprehensive income	4,440
Other equity capital components	0

Total bank equity capital	125,064
Noncontrolling (minority) interests in consolidated subsidiaries	1,659

Total equity capital	126,723

Total liabilities, and equity capital	$1,065,890

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                          Directors

Carrie Tolstedt

Michael Loughlin